Exhibit 10.1

EXECUTION VERSION

SUBORDINATED PROMISSORY NOTE

(Up to $2,200,000)

THIS NOTE AND THE OBLIGATIONS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 11 OF THIS NOTE AND APPLICABLE SECURITIES LAWS. THIS NOTE IS SUBORDINATED TO THE SENIOR DEBT AS PROVIDED IN SECTION 6.

Wilmington, North Carolina

Dated as of October 9, 2026 (the “Effective Date”)

FOR VALUE RECEIVED, OFF THE HOOK YACHT SALES NC, LLC, a North Carolina limited liability company (“Borrower”), promises to pay to the order of BPC MANAGEMENT, LLC, a North Carolina limited liability company (SOSID 1868295; formerly known as BluePrint Business Communications LLC), with an address at 3656 Watch Hill Way, Wilmington, NC 28409 (together with its successors and permitted assigns, “Holder”), the aggregate principal amount of all Advances made under this Note, not to exceed Two Million Two Hundred Thousand Dollars ($2,200,000), together with Interest, Origination Fees, and all other amounts payable under this Note, on the terms set forth below. Borrower and Holder are each a “Party” and collectively the “Parties.”

RECITALS

A. Borrower is engaged in the business of purchasing pre-owned boats, holding them in inventory under a floorplan financing facility, and reselling them.

B. Borrower has requested short-term bridge financing for working capital, and Holder is willing to provide such financing on the terms of this Note.

C. As a condition to Holder making the Advances, (i) NextBoat, Inc., a Nevada corporation and the parent of Borrower (“NextBoat”), is delivering a Guaranty Agreement dated as of the Effective Date (the “Corporate Guaranty”), and (ii) Jason Ruegg and Ruegg Capital Group, Inc. are delivering a Personal Guaranty and Stock Pledge Agreement dated as of the Effective Date (the “Pledge Agreement” and, together with the Corporate Guaranty and the Escrow and Control Agreement referred to in the Pledge Agreement, the “Credit Support Documents”).

1. ADVANCES

1.1 Initial Advance. On the Effective Date, or on such other Business Day as the Parties agree, Holder shall advance to Borrower the principal amount of One Million Dollars ($1,000,000) (the “Initial Advance”) by wire transfer to an account designated in writing by Borrower.

1.2 Second Advance. At Holder’s option, and upon not less than three (3) Business Days’ written notice to Borrower, Holder may advance to Borrower an additional principal amount of up to One Million Two Hundred Thousand Dollars ($1,200,000) (the “Second Advance” and, together with the Initial Advance, each an “Advance”) on any Business Day on or before December 31, 2026 (the “Second Advance Outside Date”). Borrower may decline the Second Advance by written notice to Holder delivered within two (2) Business Days after receipt of Holder’s notice. Holder has no obligation to make the Second Advance, and Borrower has no obligation to request it.

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1.3 Funding Date; Records. The date on which each Advance is funded is its “Funding Date.” The Parties shall confirm in writing the amount and Funding Date of each Advance, substantially in the form of Schedule B. Holder’s records of the Advances and payments shall be presumptively correct absent manifest error, but no failure to record shall affect Borrower’s obligations.

1.4 No Revolving Availability. Amounts repaid may not be reborrowed.

2. INTEREST; ORIGINATION FEE

2.1 Interest. The outstanding principal of each Advance shall accrue simple interest at the rate of fifteen percent (15%) per annum, calculated on the basis of a 365-day year for the actual number of days elapsed (“Interest”). Interest on each Advance accrues from its Funding Date until such Advance is paid in full.

2.2 Origination Fee. Borrower shall pay Holder an origination fee equal to two percent (2%) of the principal amount of each Advance (each, an “Origination Fee”), which is fully earned on the Funding Date of such Advance and shall be payable on the Maturity Date of such Advance, so that the full principal amount of each Advance is funded to Borrower. The Origination Fee is not refundable upon any prepayment.

2.3 Default Interest. Upon and during the continuance of an Event of Default, all past-due amounts shall accrue interest at the lesser of twenty percent (20%) per annum or the maximum rate permitted by applicable law (“Default Interest”), in lieu of the rate under Section 2.1.

3. MATURITY; EXTENSION

3.1 Maturity. Each Advance, together with all accrued and unpaid Interest and the Origination Fee with respect to such Advance, is due and payable in full on the date that is ninety (90) days after its Funding Date (as may be extended under Section 3.2, the “Maturity Date” for such Advance), to the extent not previously paid under Section 4. Any balance of an Advance remaining unpaid on its Maturity Date is due in a single balloon payment on that date.

3.2 Extension Only by Holder Consent. No extension is available at Borrower’s option. Any extension must be approved by Holder in a signed writing, in Holder’s sole discretion, and may be conditioned on an extension fee, updated collateral valuations, guarantor reaffirmations, and continued perfection and priority.

4. MANDATORY PREPAYMENT FROM SCHEDULE A BOATS

4.1 Schedule A Boats. The boats identified on Schedule A (each, a “Schedule A Boat”) are owned by Borrower and financed by the Senior Lender (as defined below).

4.2 Direct Payment at Closing. Upon the closing of each sale of a Schedule A Boat, Borrower shall cause one hundred percent (100%) of the Net Equity Proceeds from such sale to be disbursed directly to the account designated by Holder under Section 5.1, as a disbursement on the closing or settlement statement (and, where a third-party settlement or closing agent is used, through that agent’s disbursement instructions), after payment of all amounts owing to the Senior Lender with respect to such Schedule A Boat, until the Initial Advance and all Interest and the Origination Fee with respect to the Initial Advance have been paid in full. If any Net Equity Proceeds are received by Borrower rather than disbursed directly to Holder, Borrower shall remit them to Holder within two (2) Business Days after receipt. Net Equity Proceeds received after the Initial Advance obligations are paid in full may be retained by Borrower. The Second Advance is not subject to mandatory prepayment under this Section 4 and is due in full on its Maturity Date. Nothing in this Section 4 grants Holder any lien on, or assignment of, any Schedule A Boat or its proceeds.

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4.3 Net Equity Proceeds. “Net Equity Proceeds” means the gross cash consideration paid at closing for a Schedule A Boat, less (a) all amounts paid or required to be paid to the Senior Lender in connection with such sale or with respect to such Schedule A Boat under the Senior Credit Agreement, as reflected in a current written payoff or other written statement from the Senior Lender; (b) documented sales commissions and broker fees paid in the ordinary course, not to exceed ten percent (10%) of the gross sale price in the aggregate; (c) documented third-party closing, transfer, survey, and delivery costs; and (d) sales, use, and documentary taxes and title and registration fees. All deductions shall be documented. No other obligations of Borrower may be deducted in determining Net Equity Proceeds without Holder’s prior written consent, except amounts the Senior Lender is legally entitled to receive.

4.4 Reporting. At least two (2) Business Days before each scheduled closing of a Schedule A Boat, Borrower shall provide Holder with the HIN, the anticipated closing date, a copy of the executed purchase agreement (which may be redacted as to the buyer’s personal information), the current Senior Lender payoff, and an estimated closing statement with itemized deductions. Within one (1) Business Day after each closing, Borrower shall provide the final signed closing statement and wire confirmation. Borrower shall provide Holder a biweekly status report on the Schedule A Boats and prompt notice of any material change.

4.5 Obligation Absolute; Ordinary-Course Sales. All obligations under this Note remain absolute regardless of any sale or refinancing of any Schedule A Boat, the price at which it is sold, or the amount of Net Equity Proceeds. Borrower may market, price, and sell Schedule A Boats in the ordinary course of its business on arm’s-length terms, subject to Section 4.2, and Holder has no approval right over any such sale. Borrower shall not sell a Schedule A Boat to an affiliate of Borrower without Holder’s prior written consent.

5. PAYMENTS

5.1 Manner. All payments shall be made in U.S. dollars by wire transfer or ACH to an account designated in writing by Holder. Any change to Holder’s payment instructions must be confirmed by Borrower by telephone with a known representative of Holder before Borrower is obligated to follow it.

5.2 Application. Unless Holder elects otherwise in writing, payments shall be applied first to reimbursable enforcement expenses then accrued default interest, accrued ordinary interest, earned origination fees and other due charges, and then outstanding principal. Upon payment in full of all obligations, remaining collateral shall be released in accordance with the Loan Documents. Mandatory boat-sale payments shall be applied to the Initial Advance obligations.

5.3 Voluntary Prepayment. Borrower may prepay all or any portion of any Advance at any time without premium or penalty, other than the Origination Fee, which is fully earned when the Advance is funded. Interest accrues only through the date of prepayment.

5.4 Business Days. “Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in the State of North Carolina are authorized or required by law to close. Any payment or performance due on a day that is not a Business Day is instead due on the next Business Day, and such extension of time shall be included in the computation of Interest.

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6. UNSECURED AS TO BORROWER; SUBORDINATION

6.1 Senior Debt. Holder acknowledges that Red Oak Inventory Finance, LLC (together with its successors, assigns, and any refinancing lender, the “Senior Lender”) provides floorplan financing to Borrower under an Amended and Restated Credit and Security Agreement dated as of October 31, 2024 (as amended, restated, supplemented, refinanced, or replaced from time to time, the “Senior Credit Agreement”), and holds a first-priority security interest in substantially all of Borrower’s assets, including all inventory (including each Schedule A Boat), accounts, deposit accounts, and proceeds. All obligations of Borrower to the Senior Lender are “Senior Debt.”

6.2 No Lien on Borrower Assets. This Note is an unsecured obligation of Borrower. Holder has not been granted, and shall not take, assert, or file, any lien, security interest, assignment of proceeds, or other encumbrance on any Schedule A Boat or any other asset of Borrower. The only collateral for this Note is the Pledged Collateral granted by the Pledgor under the Pledge Agreement, which is not property of Borrower.

6.3 Priority of Proceeds. The Senior Lender shall be paid all amounts owing with respect to each Schedule A Boat before any Net Equity Proceeds are paid to Holder. If Holder receives any payment from proceeds of a Schedule A Boat that should have been paid to the Senior Lender, Holder shall hold such amount in trust for the Senior Lender and promptly pay it over to the Senior Lender.

6.4 Subordination Agreement. If requested by the Senior Lender, Holder shall enter into a subordination or intercreditor agreement with the Senior Lender on customary terms consistent with this Section 6 and reasonably acceptable to Holder.

6.5 Recourse to Credit Support. Nothing in this Section 6 limits Holder’s rights under the Credit Support Documents, including the guaranty of NextBoat and the guaranty and stock pledge of Jason Ruegg and the Pledgor.

7. REPRESENTATIONS AND WARRANTIES

7.1 Borrower. Borrower represents and warrants to Holder that: (a) Borrower is duly organized, validly existing, and in good standing under the laws of the State of North Carolina; (b) Borrower has full power and authority to execute, deliver, and perform this Note, and such execution, delivery, and performance have been duly authorized by its Manager; and (c) this Note constitutes the legal, valid, and binding obligation of Borrower, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and similar laws and general principles of equity.

7.2 Holder. Holder represents and warrants to Borrower that:

(a) Holder is duly organized, validly existing, and in good standing under the laws of the State of North Carolina, and has the power and authority to enter into and perform this Note;

(b) Holder is making the Advances with its own funds and not on behalf of any other person ;

(c) Holder is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, is financially able to bear the risk of loss of the entire principal, and has had the opportunity to consult independent legal, tax, and financial advisors before entering into this Note;

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(d) neither Holder nor any person holding ten percent (10%) or more of the equity interests in Holder (each, a “Holder Owner”) is a director, officer, or beneficial owner of more than five percent (5%) of any class of voting securities of NextBoat, or an immediate family member of any such person, and neither Holder nor any Holder Owner holds any equity or other financial interest in Hadley Harbor Group, LLC or its affiliates, except as disclosed in writing to Borrower before the Effective Date; and

(e) there are no agreements, arrangements, or understandings, written or oral, between Holder or any of its affiliates, on the one hand, and Jason Ruegg or any of his affiliates in his or their individual capacity, on the other hand, relating to this Note or the Advances, other than the Credit Support Documents. This Note is not conditioned on, and none of its terms constitutes consideration for, any loan or other arrangement between Holder or its affiliates and Jason Ruegg or his affiliates in their individual capacities.

8. EVENTS OF DEFAULT; REMEDIES

8.1 Events of Default. Each of the following is an “Event of Default”:

(a) Borrower fails to pay any principal, Interest, Origination Fee, or Extension Premium due on a Maturity Date, when due, without notice or cure period; provided that such failure shall not be an Event of Default if Borrower initiated a wire of the full amount due on or before the Maturity Date and receipt is delayed solely by bank processing, so long as such amount is received within one (1) Business Day; or Borrower fails to pay any other amount when due under this Note, and such failure continues for three (3) Business Days;

(b) Borrower fails to cause Net Equity Proceeds to be paid to Holder as required by Section 4.2 and such failure is not cured within two (2) Business Days after written notice from Holder, or fails to provide the reporting required by Section 4.4 and such failure is not cured within five (5) Business Days after written notice from Holder; provided that any intentional diversion of Net Equity Proceeds to a use other than payment of the Senior Lender or Holder is an immediate Event of Default;

(c) an “Event of Default” occurs under the Pledge Agreement and continues beyond any applicable cure period, or any guarantor repudiates or contests in writing the validity of its guaranty;

(d) Borrower commences a voluntary case or proceeding under any bankruptcy or insolvency law, or an involuntary case or proceeding is commenced against Borrower and is not dismissed within sixty (60) days; or

(e) any representation or warranty made by Borrower in this Note proves to have been materially false when made.

8.2 Remedies. Upon an Event of Default described in Section 8.1(d), all amounts outstanding under this Note shall automatically become immediately due and payable. Upon any other Event of Default, Holder may, by written notice to Borrower, declare all amounts outstanding under this Note immediately due and payable. Holder may thereafter pursue any remedy available at law or in equity, subject to Section 6, including enforcement of the Credit Support Documents.

8.3 Costs of Collection. Borrower shall pay all reasonable costs of collection, including reasonable attorneys’ fees actually incurred, following an Event of Default, to the extent permitted by applicable law.

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9. NATURE OF RELATIONSHIP

9.1 Lender, Not Partner. The relationship between Borrower and Holder is solely that of borrower and lender. This Note does not create a partnership, joint venture, agency, fiduciary, or other relationship between the Parties.

9.2 No Operational Control. Holder has no ownership interest in any Schedule A Boat or its proceeds, no lien on any asset of Borrower, and no right to approve any decision relating to the marketing, pricing, sale, or disposition of any Schedule A Boat or the operation of Borrower’s business, but retains the reporting, payment, and enforcement rights expressly provided in this Note and the Credit Support Documents.

9.3 Securities Matters. The Parties intend this Note to be an ordinary commercial loan. If this Note is determined to be a security under applicable law, the Parties shall cooperate in good faith to make any filings or take any actions required to comply with such law.

10. CONFIDENTIALITY; PUBLIC COMPANY MATTERS

10.1 Confidentiality. Holder shall keep the terms of this Note and all non-public information received from Borrower, NextBoat, or their representatives confidential, and shall use such information only in connection with this Note, except as required by law or legal process or to its legal, tax, and financial advisors who are bound by duties of confidentiality.

10.2 Public Company. Holder acknowledges that NextBoat’s common stock is listed on the NYSE American; that information Holder receives may constitute material non-public information; that United States securities laws prohibit any person who has material non-public information about an issuer from purchasing or selling securities of that issuer, or communicating that information to others who may do so; and that NextBoat may describe this Note and the Credit Support Documents, and file them as exhibits, in its filings with the Securities and Exchange Commission.

11. ASSIGNMENT

11.1 By Borrower. Borrower may not assign or delegate any of its rights or obligations under this Note without Holder’s prior written consent.

11.2 Permitted Assignment. Holder may assign all or any portion of this Note and the related Credit Support Documents to an entity controlled or managed by Holder or [Redacted], including a co-investment vehicle, upon not less than five (5) Business Days’ prior written notice to Borrower and without Borrower’s consent, subject to Section 11.4; provided that Borrower shall not be required to remit payments to more than one designated collection account or to deal with more than one holder as administrator.

11.3 Participations; Other Assignments. Holder may sell economic participations in this Note without Borrower’s consent, provided that (a) Holder remains lender of record, administrator, and sole payee; (b) Holder gives Borrower written notice identifying each participant within five (5) Business Days after the participation is sold; and (c) each participant makes the representations in Sections 7.2(c) through (e) for Borrower’s benefit as of the date of its participation. Holder may grant a security interest in this Note to a lender to Holder upon written notice to Borrower. Any other assignment requires Borrower’s consent, not to be unreasonably withheld.

11.4 Conditions to Any Assignment. No assignment by Holder is effective unless and until: (a) the assignee delivers to Borrower a joinder, in form reasonably acceptable to Borrower, agreeing to be bound by this Note, including Sections 6 and 10, and making the representations in Section 7.2 as of the date of the assignment; (b) the assignee provides Borrower with its legal name, jurisdiction of formation, signatory, and the identity of each person holding ten percent (10%) or more of its equity interests; and (c) the assignment complies with applicable securities laws.

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11.5 No Increased Obligations. No assignment shall increase the obligations of Borrower or any guarantor, change the payment terms, or require payment to more than one account. The Credit Support Documents shall follow any assignment of this Note made in accordance with this Section 11.

11.6 Register. Borrower may treat the holder of record reflected in Borrower’s records as the owner of this Note for all purposes until an assignment becomes effective under this Section 11.

12. MISCELLANEOUS

12.1 Governing Law. This Note is governed by the laws of the State of North Carolina, without regard to its conflict of laws principles.

12.2 Venue; Jury Waiver. Any action arising out of or relating to this Note shall be brought exclusively in the state or federal courts located in New Hanover County, North Carolina, and each Party consents to personal jurisdiction and venue therein. EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY.

12.3 Notices. All notices must be in writing and sent by email (with confirmation of delivery) and by recognized overnight courier to the addresses set forth on the signature page, or to such other address as a Party designates by notice.

12.4 Waivers. Borrower waives presentment, demand, protest, and notice of dishonor. No failure or delay by Holder in exercising any right operates as a waiver.

12.5 Entire Agreement; Amendment. This Note, together with the Credit Support Documents, constitutes the entire agreement of the Parties regarding its subject matter. This Note may be amended only by a written instrument signed by Borrower and Holder.

12.6 Usury Savings. In no event shall any interest, fee, premium, or other charge under this Note exceed the maximum amount permitted by applicable law. Any excess shall be applied to reduce principal or, if principal has been paid, refunded to Borrower, and all such amounts shall be spread over the term of this Note to the extent permitted by law.

12.7 Severability; Counterparts. If any provision of this Note is held invalid or unenforceable, the remaining provisions remain in full force and effect. This Note may be executed in counterparts, including by electronic signature, each of which is an original and all of which together constitute one instrument.

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SIGNATURES

IN WITNESS WHEREOF, Borrower has executed this Note, and Holder has executed this Note to evidence its agreement to the terms applicable to Holder, as of the Effective Date.

BORROWER:
OFF THE HOOK YACHT SALES NC, LLC,
a North Carolina limited liability company

By:
Name:	Jason Ruegg
Title:	Manager
Date:
Notice Address: 1701 Jel Wade Drive, Wilmington, NC 28401
Email:	Legal@nextboat.com

HOLDER:
BPC MANAGEMENT, LLC,
a North Carolina limited liability company

By:
Name:	[Redacted]
Title:	President
Date:
Notice Address: [Redacted]
Email:	[Redacted]

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SCHEDULE A

Schedule A Boats

Year / Make / Model	Builder	HIN
1. [Redacted]	Princess	[Redacted]
2. [Redacted]	HCB	[Redacted]
3. [Redacted]	HCB	[Redacted]
4. [Redacted]	SeaHunter	[Redacted]
5. [Redacted]	Jeanneau	[Redacted]
6. [Redacted]	Solace	[Redacted]
7. [Redacted]	Nor-Tech	[Redacted]

SCHEDULE B

Advance Confirmation

Advance	Principal	Funding Date	Maturity Date (90 days)
Initial Advance	$1,000,000	________	________
Second Advance (if made)	$up to 1,200,000	________	________

Acknowledged: Borrower ____________ Holder ____________

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